SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of March 27, 1997, by and among PALOMAR MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), with headquarters located at 66 Cherry Hill Drive, Beverly, Massachusetts 01915 and each of the purchasers (the "PURCHASERS") set forth on the execution pages hereof (the "Execution Pages").

         WHEREAS:

         A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

         B. Each Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, shares (the "PREFERRED SHARES") of the Company's Series H Convertible Preferred Stock, par value $.01 per share ("PREFERRED STOCK") convertible into its common stock, par value $.01 per share, of the Company (the "COMMON STOCK"). The rights, preferences and privileges of the Preferred Stock, including the terms upon which such Preferred Stock is convertible into shares of Common Stock are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS"). The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Certificate of Designations are referred to herein as the "CONVERSION SHARES". The Preferred Shares and Conversion Shares are collectively referred to herein as the "SECURITIES."

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.       PURCHASE AND SALE OF PREFERRED SHARES.

         a. PURCHASE OF PREFERRED SHARES. On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company, such number of Preferred Shares as is set forth on such Purchaser's signature page


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

hereto. The purchase price (the "PURCHASE PRICE") per Preferred Share at such closing shall be equal to One Thousand Dollars ($1,000.00) and the aggregate purchase price for all of the Preferred Shares to be purchased by the Purchasers shall be Six Million Dollars ($6,000,000.00). For the avoidance of doubt, in no event shall any Purchaser be required to purchase more than the number of Preferred Shares being subscribed for hereunder by such Purchaser as set forth on such Purchaser's Execution Page. The Company may sell up to Fourteen Million Dollars ($14,000,000.00) of additional Preferred Shares, at One Thousand Dollars ($1,000.00) per Preferred Share at one additional closing within 60 days of the Closing Date (such closing, if any, is herein referred to as the "ADDITIONAL CLOSING").

         b. FORM OF PAYMENT. On the Closing Date, each Purchaser shall pay the aggregate Purchase Price for the Preferred Shares being purchased by such Purchaser hereunder by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Preferred Shares being purchased by such Purchaser hereunder and the Company shall deliver such certificates against delivery of such aggregate Purchase Price.

         c. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Preferred Shares pursuant to this Agreement (the "CLOSING DATE") shall be 12:00 noon eastern time on March 31, 1997, (subject to a two (2) business day grace period at either party's option), or such other time as may be mutually agreed upon by the Company and the Purchasers. The closing shall occur at the offices of Foley, Hoag & Eliot, LLP, One Post Office Square, Boston, MA 02109.

2.       PURCHASERS' REPRESENTATIONS AND WARRANTIES

         Each Purchaser severally represents and warrants to the Company that:

         a. INVESTMENT PURPOSE. Purchaser is purchasing the Preferred Shares for Purchaser's own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         b. ACCREDITED INVESTOR STATUS. Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D.

         c. RELIANCE ON EXEMPTIONS. Purchaser understands that the Preferred Shares are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares.

         d. INFORMATION. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Shares which have been specifically requested by Purchaser or its counsel. Purchaser and its counsel, if any, have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

         e. GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         f. TRANSFER OR RESALE. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"), or (d) sold or transferred to an affiliate of Purchaser; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

         g. LEGENDS. Purchaser understands that the Preferred Shares and, until such time as the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 without any restriction as to the public resale thereof, the certificates for the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144(k) under said Act.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security has been sold pursuant to Rule 144 or can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale (if and to the extent such delivery is required) or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold, which legend shall be removed when such Security has been sold pursuant to Rule 144 or may be sold pursuant to an effective registration statement or Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold.

         h.       [Intentionally Omitted]

         i. AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

         j. RESIDENCY. Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the signature page hereto executed by such Purchaser.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         a. ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the operations, properties, financial condition or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the transactions contemplated hereby.

         b. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, to issue and sell the Preferred Shares in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designations; (ii) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required (under Rule 4460(i) promulgated by the National Association of Securities Dealers or otherwise); (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement, such agreement will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         c. CAPITALIZATION. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares is set forth on SCHEDULE 3(C). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully  paid and  nonassessable.  No  shares  of  capital  stock  of the  Company
(including the Preferred Shares and the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in SCHEDULE 3(C) or as contemplated herein, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of the Company's securities under the Securities Act (except the Registration Rights Agreement). The Company has made available to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of the Company. The Certificate of Designations, in the form attached hereto, has been duly filed with the Secretary of State of the State of Delaware and, upon the issuance of the Preferred Shares in accordance with the terms hereof, each Purchaser shall be entitled to the rights set forth therein. The Company shall provide each Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the Closing Date.

         d. ISSUANCE OF SHARES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Conversion Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

         e. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designations, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares and Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and the filing of an application with NASDAQ (as defined below) to list or approve for quotation the Conversion Shares, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the NASDAQ Small Cap Market ("NASDAQ") and does not reasonably anticipate that the Common Stock will be delisted by NASDAQ in the foreseeable future.

         f. SEC DOCUMENTS, FINANCIAL STATEMENTS. Since December 31, 1993, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing, filed prior to the date hereof and after December 31, 1993, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein together with any registration statements or other documents filed by the Company pursuant to the Securities Act prior to the date hereof and those certain news releases attached hereto as SCHEDULE 3(F), being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Purchaser true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may not be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent financial statements included in the SEC Documents and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         g. ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in the SEC Documents.

         h. ABSENCE OF LITIGATION. Except for the declaratory judgment action filed by the Company against MEHL/Biophile in the United States District Court for the District of Massachusetts in October, 1996 and the Declaratory judgment action filed by Selvac Acquisitions Corp. against the Company and other parties in the United States District Court for the District of New Jersey in March, 1997, or except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

         i. DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's Exchange Act Reports are being incorporated into an effective registration statement filed by the Company under the Securities Act).

         j. ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF THE SECURITIES. The Company acknowledges and agrees that none of the Purchasers are acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by any Purchaser, or any of their representatives or agents, in connection with this Agreement and the transactions contemplated hereby is merely incidental to each Purchaser's purchase of Preferred Shares. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         k. CURRENT PUBLIC INFORMATION. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

         l. NO GENERAL SOLICITATION. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "GENERAL SOLICITATION," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         m. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act.

         n. NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Michael Arnouse whose commissions and fees will be paid for by the Company.

         o. ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares issuable upon conversion of the Preferred Shares may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designations is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

         p. INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. Neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         q. FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.       COVENANTS.

         a. BEST EFFORTS. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

         b. BLUE SKY LAWS. The Company shall, on or before the Closing Date take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

         c. REPORTING STATUS. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         d. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares for internal working capital purposes, mergers and acquisitions, investments and general corporate purposes.

         e. ADDITIONAL EQUITY CAPITAL; RIGHT OF FIRST OFFER. The Company agrees that during the period beginning on the date hereof and ending ninety (90) days following the later of (i) the Closing Date and (ii) the date of the Additional Closing, if any (the "LOCK-UP PERIOD"), the Company will not, without the prior written consent of Purchasers (or their designated agents) holding at least two thirds (2/3rds) of the then outstanding Preferred Shares, issue or sell or contract with any party to issue or sell any Below Market Security (as defined below) ("FUTURE OFFERINGS"). In addition, the Company will not conduct any
Future Offering during the period beginning on the date hereof and ending 180 days following the later of (i) the Closing Date and (ii) the Additional Closing, if any, unless it shall have first delivered to each Purchaser at least five (5) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser and its affiliates, an option during the five (5) business day period following delivery of such notice to purchase up to the Applicable Portion (as defined below) of the Below Market Securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "CAPITAL RAISING LIMITATIONS"). The Capital Raising Limitations shall not apply to the sale of Preferred Shares at the Additional Closing, if any, on the terms set forth herein or to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitations also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants. The "APPLICABLE PORTION" shall mean the product of (i) a fraction, the numerator of which is the number of Preferred Shares purchased by such Purchaser hereunder and the denominator of which is the total number of Preferred Shares purchased by all of the Purchasers hereunder (including
Preferred Shares issued on the Closing Date and on the date of the Additional Closing, if any). "BELOW MARKET SECURITIES" shall mean any Common Stock or any security of the Company which is convertible into or exercisable or exchangeable for Common Stock and which is sold at a "gross selling price per share" of Common Stock which is less than the average of the Closing Bid Prices (as defined in the Certificate of Designations) for the five (5) trading days immediately preceding the date of issuance of such security, where the price per share of Common Stock for any security convertible into or exchangeable or exercisable for Common Stock shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for issuance or sale of such security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of such security.

         f. EXPENSES. On the date of the Closing, the Company shall pay Five Thousand Dollars ($5,000.00) to RGC International Investors, LDC ("RGC") as a non-accountable expense allowance to be applied by RGC against all expenses incurred by RGC and its affiliates in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, RGC and its affiliates' attorneys' fees and expenses.

         g. FINANCIAL INFORMATION. Upon the written request of any Purchaser holding any Securities, the Company shall send the following reports to such
Purchaser: a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements, any Current Reports on Form 8-K and any press releases issued by the Company or any of its subsidiaries.

         h. RESERVATION OF SHARES. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith and as otherwise required by the Certificate of Designations. The Company shall not reduce the number of shares reserved for issuance upon conversion of the Preferred Shares without the consent of Purchasers holding a majority of the Preferred Shares then held by all Purchasers.

         i. LISTING. Promptly (and in no event more than fifteen (15) days) following the Company's receipt of a Conversion Notice (as defined in the Certificate of Designations) with respect to any Preferred Share, the Company shall secure the listing or approval for quotation of all of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and thereafter shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Preferred Shares. The Company will take all action necessary to continue the listing and trading of its Common Stock on the NASDAQ, the NASDAQ National Market ("NNM"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

         j. CORPORATE EXISTENCE. So long as a Purchaser beneficially owns any Preferred Shares, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Shares outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the NASDAQ, NNM, NYSE or AMEX.

         k.       [Intentionally Omitted]

         l. If no Additional Closing occurs, or if it occurs for fewer than 14,000 Preferred Shares, the Company shall promptly amend the Certificate of Designations to reduce the authorized number of Preferred Shares from 20,000 to the number actually issued and sold hereunder.

5.       TRANSFER AGENT INSTRUCTIONS.

         The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Preferred Shares. Prior to registration of the Conversion Shares under the Securities Act or resale of such Securities under Rule 144, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the Conversion Shares prior to registration of the Conversion Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities law. If a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by a Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Preferred Shares to a Purchaser at the closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

         (b) The applicable Purchaser shall have delivered the Purchase Price for the Preferred Shares purchased in accordance with Section 1(b) above and the aggregate number of Preferred Shares purchased by all Purchasers hereunder shall not be less than 6,000.

         (c) The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

         (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.

         The obligation of each Purchaser hereunder to purchase the Preferred Shares to be purchased by it on the Closing Date is subject to the satisfaction of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in the Purchaser's sole discretion:

         (a) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to such Purchaser.

         (b) The Certificate of Designations shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to such Purchaser.

         (c) The Company shall have delivered duly executed certificates (in such denominations as such Purchaser shall request) representing the Preferred Shares being so purchased to such Purchaser in accordance with Section 1(b) above.

         (d)  The  aggregate   number  of  Preferred  Shares  purchased  by  all
Purchasers hereunder shall be 6,000 (plus in the case of the Additional Closing, if any, up to, but not more than, 14,000).

         (e) The Common Stock shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASD.

         (f) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing date. Such Purchaser shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

         (g) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (h) Such Purchaser shall have received the officer's certificate described in Section 3(c) above, dated as of the Closing Date.

         (i) Such Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of EXHIBIT C attached hereto.

         (j) The Company shall have executed, and shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with the irrevocable instructions in the form attached hereto as EXHIBIT D; PROVIDED, HOWEVER, if such evidence is not delivered on or prior to the Closing Date, the Company shall use its best efforts to deliver such evidence as soon as practicable thereafter.

8.       GOVERNING LAW; MISCELLANEOUS.

         a. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the County of Kent in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The
Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect a Purchaser's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         b. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

         c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

         f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                  Palomar Medical Technologies, Inc.
                  66 Cherry Hill Drive
                  Beverly, Massachusetts 01915
                  Telecopy:  (508) 921-5801
                  Attention:  Paul Weiner, Director of Finance

                  with a copy to each of the Company's General Counsel at the same address and to:

                  Foley, Hoag & Eliot, LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Telecopy:  (617) 832-7000
                  Attention:  David Broadwin

                  If to RGC International Investors, LDC:

                  RGC International Investors, LDC
                  c/o Rose Glen Capital Management, L.P.
                  440 E. Swedesford Road

                  Suite 2025
                  Wayne, PA  19087
                  Telecopy: (610) 971-2212
                  Attention: Andrew Daley

         If to any other Purchaser, to such address set forth under such Purchaser's name on the signature page hereto executed by such Purchaser.

         Each party shall provide notice to the other parties of any change in address.

         g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Purchaser may assign its rights hereunder to any of its "AFFILIATES," as that term is defined under the Exchange Act, without the consent of the Company. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Certificate of Designations and this Agreement or to assign such Purchaser's rights hereunder to any such transferee.

         h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closings hereunder notwithstanding any due diligence investigation conducted by or on behalf of any Purchasers. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

         j. PUBLICITY. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC, NASDAQ or NASD filings, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC, NASDAQ or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

         k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. TERMINATION. In the event that the closing shall not have occurred on or before March 31, 1997, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

RGC International Investors, LDC

By:
   ------------------------------
   Name:
        -------------------------
   Title:
        -------------------------

RESIDENCE:        Cayman Islands
ADDRESS:

                  RGC International Investors, LDC
                  c/o Rose Glen Capital Management, L.P.
                  440 E. Swedesford Road
                  Suite 2025
                  Wayne, PA  19087
                  Telecopy: (610) 971-2212
                  Attention: Andrew Daley

AGGREGATE SUBSCRIPTION AMOUNT

         Number of Preferred Shares:                              6,000
         Purchase Price:                                       $6,000,000

PALOMAR MEDICAL TECHNOLOGIES, INC.

By:
   -------------------------------
    Name:
         -------------------------
    Title:
         -------------------------

                                                                       EXHIBIT A
                                                                              TO
                                                                      SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS
                                       OF
                      SERIES H CONVERTIBLE PREFERRED STOCK
                                       OF
                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

         Palomar Medical Technologies, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by
Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

         Series H Convertible Preferred Stock:

                            I. DESIGNATION AND AMOUNT

         The designation of this series, which consists of 20,000 shares of Preferred Stock, is the Series H Convertible Preferred Stock (the "SERIES H
PREFERRED STOCK") and the face amount shall be One Thousand U.S. Dollars ($1,000.00) per share (the "FACE AMOUNT").

                                II. NO DIVIDENDS

         The Series H Preferred Stock will bear no dividends, and the holders of the Series H Preferred Stock shall not be entitled to receive dividends on the Series H Preferred Stock.

                            III. CERTAIN DEFINITIONS

         For purposes of this Certificate of Designations, the following terms shall have the following meanings:

         A. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series H Preferred Stock if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series H Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

         B. "CLOSING DATE" means the Closing Date under that certain Securities Purchase Agreement dated March 27, 1997 by and among the Corporation and the initial purchasers of the Series H Preferred Stock (the "SECURITIES PURCHASE AGREEMENT").

         C. "CONVERSION DATE" means, for any Optional Conversion, the date specified in the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so delivered before such time, then the Conversion Date shall be the date the holder delivers the Notice of Conversion to the Corporation. The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined in Paragraph D of Article IV).

         D. "CONVERSION PERCENTAGE" shall have the following meaning and shall be subject to adjustment as provided herein:

         IF THE CONVERSION DATE IS:           THEN THE CONVERSION PERCENTAGE IS:

         On or prior to the 179th day                        100%
         after the Closing Date

         On or after the 180th and on or prior
         to the 269th day after the Closing Date               90%

         On or after the 270th day after                       85%
         the Closing Date

         E. "CONVERSION PRICE" means, (i) with respect to any Conversion Date occurring prior to the 210th day after the Closing Date, the Variable Conversion Price and (ii) with respect to any Conversion Date occurring on or after the 210th day after the Closing Date, the lower of the Conversion Price Ceiling and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

         F. "CONVERSION PRICE CEILING" means the average of the Closing Bid Prices for the Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately preceding the 210th day after the Closing Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such twenty (20) trading day period), and shall be subject to adjustment as provided herein.

         G. "CONVERSION PRICE FLOOR" means (i) on or prior to that date which is two hundred ten (210) days after the Closing Date, $6.00, and (ii) after that date which is two hundred ten (210) days after the Closing Date, the lower of
(a) $6.00 and (b) the product of (.65) and the Conversion Price Ceiling, and shall be subject to adjustment as provided herein.

         H. "N" means the sum of (a) the number of days from, but excluding, the date of issuance of such share of Series H Preferred Stock, through and including the earlier of (i) the Conversion Date for such share of Series H Preferred Stock and (ii) such date (if any) that the average of the Closing Bid Prices for the Common Stock for ten (10) consecutive trading days is greater than one hundred and seventy five percent (175%) of the initial Conversion Price Ceiling determined under Paragraph F of this Article III (subject to equitable adjustment for any of the events described in Article XI.A) plus (b) the number of days not included in clause (a) of this Paragraph H (if any) during the period beginning on, but excluding, the date such share of Series H Preferred Stock was required to be (but was not) redeemed by the Corporation pursuant to
Article VIII.B and the subsequent Conversion Date for such share of Series H Preferred Stock.

         I. "PREMIUM" means an amount equal to: (i) (.06)x(N/365)x(1,000) for the period beginning on the Closing Date and ending on that date which is 179 days after the Closing Date, (ii) (.07)x(N/365)x(1,000) for the period beginning on the 180th day after the Closing Date and ending on that date which is 269 days after the Closing Date, and (iii) (.08)x(N/365)x(1,000) for the period beginning on the 270th day after the Closing Date and thereafter.

         I. "VARIABLE CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage then in effect by the average of the Closing Bid Prices for the Common Stock for ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustments for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period), and shall be subject to adjustment as provided herein.

                                 IV. CONVERSION

         A. CONVERSION AT THE OPTION OF THE HOLDER. Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of Series H Preferred Stock may, at any time and from time to time, convert (an "OPTIONAL CONVERSION") each of its shares of Series H Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                               1,000 + THE PREMIUM
                              ---------------------
                                 CONVERSION PRICE

         B. MECHANICS OF CONVERSION. In order to convert Series H Preferred Stock into shares of Common Stock, a holder shall: (x) deliver (by facsimile or otherwise) a copy of the fully executed Notice of Conversion to the Corporation and (y) surrender or cause to be surrendered the original certificates representing the Series H Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. At the request of a holder and upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall immediately send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed (subject to the requirements of Article XIV.B).

                  (i) DELIVERY OF COMMON STOCK UPON CONVERSION. The Corporation shall, within one business day after the later of (a) the second business day following the Conversion Date in the case of DWAC deliveries and the third business day following the Conversion date in all other cases and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, the date on which indemnity pursuant to Article XIV.B is provided) (the "DELIVERY PERIOD"), and provided the holder has surrendered Preferred Stock Certificates, issue and deliver to or upon the order of the holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series H Preferred Stock being converted and (y) a certificate representing the number of shares of Series H Preferred Stock not being converted, if any.

                  (ii) TAXES. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series H Preferred Stock.

                  (iii) NO FRACTIONAL SHARES. If any conversion of Series H Preferred Stock would result in the issuance of either a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock shall be the closest whole number of shares.

                  (iv) STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a holder of Series H Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock as of the Conversion Date and the holder's rights as a holder of such converted shares of Series H Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designations (including its right to regain its status as a Series H Preferred Stockholder pursuant to Article VI.E).

                  (v) CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

         C. LIMITATIONS ON CONVERSIONS. (i) Except in a Required Conversion at Maturity, in no event shall a holder of shares of Series H Preferred Stock be entitled to receive shares of Common Stock to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series H Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the conversion of the shares of Series H Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (i) above. The Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a holder of Series H Preferred Stock to the Corporation in connection with a particular conversion without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock. The restriction contained in this Paragraph C shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the Common Stock and each holder of Series H Preferred Stock shall approve such alteration, amendment, deletion or change.

                  (ii) Except as otherwise provided in Article XIII, during any thirty (30) day period beginning on the Closing Date and ending on the earlier of (a) that date which is two hundred and nine (209) days after the Closing Date and (b) that date (if any) that the Corporation delivers an Optional Redemption Notice (as defined below) to the holders of Series H Preferred Stock pursuant to
Article VIII.B, no holder of Series H Preferred Stock may convert in excess of thirty-three percent (33%) of the shares of Series H Preferred Stock initially purchased by such Holder; provided, however, if such holder has already converted sixty-six percent (66%) of the shares of Series H Preferred Stock so purchased, such holder may convert the remaining thirty-four percent (34%) of the shares so purchased in the next succeeding thirty day period or thereafter.

         D. REQUIRED CONVERSION AT MATURITY. Provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series H Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") for resale by the holders of such shares of Series H Preferred Stock and (iii) eligible to be traded on either the NASDAQ, the New York Stock Exchange or the American Stock Exchange, each share of Series H Preferred Stock issued and outstanding on March 27, 2002 (the "MATURITY DATE") (and any accrued and unpaid Conversion Default Payments), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this
Article IV (the "REQUIRED CONVERSION AT MATURITY"). If a Required Conversion at Maturity occurs, the Corporation and the holders of Series H Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Article IV; PROVIDED, HOWEVER, that the holders of Series H Preferred Stock are not required to deliver a Notice of Conversion to the Corporation.

                    V. RESERVATION OF SHARES OF COMMON STOCK

         A. RESERVED AMOUNT. Upon adoption of this Certificate of Designations by the Corporation's Board of Directors, the Corporation shall have reserved 4,500,000 authorized but unissued shares of Common Stock for issuance upon conversion of the Series H Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall at all times be sufficient to provide for the conversion of the Series H Preferred Stock outstanding at the then current Conversion Price. The Reserved Amount shall be allocated to the holders of Series H Preferred Stock as provided in Article XIV.D.

         B. INCREASES TO RESERVED  AMOUNT.  If the Reserved Amount for any three
(3) consecutive trading days (the last of such three (3) trading days being the "AUTHORIZATION TRIGGER DATE") shall (i) during the period beginning on the Closing Date and ending on that date which is one hundred fifty (150) days after the Closing Date be less than 100% of the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock on such trading days, or (ii) on or after that date which is one hundred fifty one (151) days after the Closing Date, be less than 135% of the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock on such trading days, the Corporation shall immediately notify the holders of Series H Preferred Stock of such occurrence and shall take immediate action (including seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 150% of the number of shares of Common Stock into which the Series H Preferred Stock are then convertible. In the event the Corporation fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date, each holder of Series H Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.D) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.C), a portion of the holder's Series H Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series H Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.D.

                       VI. FAILURE TO SATISFY CONVERSIONS

         A. CONVERSION DEFAULT PAYMENTS. If, at any time, (x) a holder of shares of Series H Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in Article V) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, the shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of Series H Preferred Stock at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designations other than because such issuance would exceed such holder's allocated portion of the Reserved Amount (each of (x) and (y) being a "CONVERSION DEFAULT"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, payments for the first ten (10) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days of any other Conversion Default, an amount equal to $1,000 per day. In the event any

Conversion Default continues beyond such ten (10) business day period, the Corporation shall pay to the holder an additional amount equal to:

                     (.24) x (D/365) x (the Default Amount)

where:

         "D" means the number of days after the expiration of the ten (10) business day period described above through and including the Default Cure Date;

         "DEFAULT AMOUNT" means (i) the total Face Amount of all shares of Series H Preferred Stock held by such holder plus (ii) the total Premium as of the first day of the Conversion Default on all shares of Series H Preferred Stock included in clause (i) of this definition; and

         "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series H Preferred Stock and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to honor all conversions of Series H Preferred Stock in accordance with Article IV.A.

         The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as "CONVERSION DEFAULT PAYMENTS." A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the Conversion Price in effect at the time of such conversion. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article XIV.F. In the event a holder elects to convert all or any portion of the Conversion Default Payments, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

         B. ADJUSTMENT TO CONVERSION PRICE. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series H Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in Article V), then the Conversion Price in respect of any shares of Series H Preferred Stock held by such holder shall thereafter be the lesser of (i) the Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock are delivered to the holder and (iii) the Conversion Price (calculated in accordance with Article III.E) on the Conversion Date specified in the Notice of Conversion for such share of Series H Preferred Stock. If there shall occur a Conversion Default of the type described in clause
(y) of Article VI.A,
then the Conversion Price with respect to any conversion thereafter shall be the lower of (x) the lowest Conversion Price in effect at any time during the period beginning on, and following, the date of the occurrence of such Conversion Default through and including the Default Cure Date and (y) the Conversion Price (calculated in accordance with Article III.E) on the Conversion Date specified in the Notice of Conversion for such share of Series H Preferred Stock.. The Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

         C. BUY-IN CURE. If (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series H Preferred Stock having a Conversion Date on or prior to a date upon which the Corporation has notified the applicable holder in writing that the Corporation is unable to honor conversions and (ii) after the applicable Delivery Period with respect to such conversion, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the shares of Common Stock which such holder anticipated receiving upon such conversion (a "BUY-IN"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the total Face Amount (plus the accrued Premium thereon) of the portion of the Series H Preferred Stock resulting in the Buy-In. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Series H Preferred Stock having a total Face Amount and accrued Premium of
$10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.F.

         D. REDEMPTION RIGHT. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in
Article V) to issue shares of Common Stock within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of Series H Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice (as defined in Article VIII.D) to the Corporation, to have all or any portion of such holder's outstanding shares of Series H Preferred Stock purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.C). If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.D.

         E. RETENTION OF RIGHTS AS SERIES H PREFERRED STOCKHOLDER. If a holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of Series H Preferred Stock for any reason, then the Corporation shall, as soon as practicable, return such unconverted shares of Series H Preferred

Stock to the holder and (unless the holder otherwise elects to retain its status as a holder of Common Stock) the holder shall regain the rights of a holder of Series H Preferred Stock with respect to such shares. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Paragraph A above to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Paragraph B above) for the Corporation's failure to convert Series H Preferred Stock.

                          VII. [INTENTIONALLY OMITTED]

                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

         A. REDEMPTION BY HOLDER. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a "REDEMPTION EVENT"):

                  (i) the Common Stock (including all of the shares of Common Stock issuable upon conversion of the Series H Preferred Stock) is suspended from trading on any of, or is not listed or designated for quotation (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ Small Cap Market ("NASDAQ") for an aggregate of ten (10) trading days in any nine (9) month period,

                  (ii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement, dated as of March 27, 1997, by and among the Corporation and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), has not been declared effective by the 180th day following the Closing Date or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series H Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days in any consecutive twelve month period,

                  (iii) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series H Preferred Stock upon conversion of the Series H Preferred Stock as and when required by this Certificate of Designations, the Securities Purchase Agreement or the Registration Rights Agreement,

                  (iv) the Corporation provides notice to any holder of Series H Preferred Stock, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any holder of Series H Preferred Stock upon conversion in accordance with the terms of this Certificate of Designations (other than due to the circumstances contemplated by Article V, for which the holders shall have the remedies set forth in such Article), or

                  (v) the Corporation shall:

                                    (a)  sell,  convey  or  dispose  of  all  or
                  substantially all of its assets;

                                    (b)  merge,  consolidate  or  engage  in any
                  other business combination with any other entity (other than a merger, consolidation or business combination in which the holders of the Corporation's voting securities immediately preceding such merger, consolidation or business combination own, on a pro rata basis, at least 50% of the surviving entity's voting securities); or

                                    (c) have fifty  percent (50%) or more of the
                  voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended),

then, upon the occurrence of any such Redemption Event, each holder of shares of Series H Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph D below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series H Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph C below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv) or (v) above shall immediately constitute a Redemption Event and there shall be no cure period.

         B. REDEMPTION BY CORPORATION.

         (i) If at any time after that date which is two (2) years after the Closing Date, the average of the Closing Bid Prices for the Common Stock for ten
(10) consecutive trading days is greater than the Conversion Price Ceiling multiplied by 1.5 (subject to equitable adjustments for stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period), then the Corporation shall have the right to redeem up to fifty percent (50%) of the Series H Preferred Stock for a price per share equal to the Optional Redemption Amount (as defined below). If at any time after the Closing Date the average of the Closing Bid Prices for the Common Stock for ten (10) consecutive trading days is greater than the Conversion Price Ceiling multiplied by 2.0 (subject to equitable adjustments for stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period) then the Corporation shall have the right to redeem (such right, collectively with the Corporation's redemption rights pursuant to the immediately preceding sentence, shall be referred to as "REDEMPTION AT CORPORATION'S ELECTION") any or all of the Series H Preferred Stock for an amount equal to the Optional redemption Amount. A Redemption at Corporation's Election shall be exercisable by the Corporation in its sole discretion by delivery of an Optional Redemption Notice (as defined below). Holders of Series H Preferred Stock may convert all or any part of their shares of Series H Preferred Stock into Common Stock by delivering a Notice of Conversion to the Corporation at any time prior to that date which is ten (10) days after receipt of an Optional Redemption Notice. The "OPTIONAL REDEMPTION Amount" with respect to each share of Preferred Stock means (a) for redemptions pursuant to the first sentence of this subparagraph (i), an amount equal to:

                                (1,000 + P) X 1.5
                               -------------------
                                       CCP

and (b) for  redemptions  pursuant to the second  sentence of this  subparagraph
(I), an amount equal to:

                                (1,000 + P) X 2.0
                               --------------------
                                       CCP

where:

"P" means the accrued Premium on such share of Series H Preferred Stock through the date of redemption; and

"CCP" means the Conversion Price Ceiling on the date of the redemption.

         (ii) The Corporation shall effect each redemption under this Section VIII.B by giving at least ten (10) trading days but not more than twenty (20) trading days (subject to extension as set forth below) prior written notice (the "OPTIONAL REDEMPTION NOTICE") of the date which such redemption is to become effective (the "EFFECTIVE DATE OF REDEMPTION") and the Optional Redemption Amount to (a) the holders of Series H Preferred Stock selected for redemption at the address and facsimile number of such holder appearing in the Corporation's register for the Series H Preferred Stock and (b) the transfer agent for the Common Stock, which Optional Redemption Notice shall be deemed to have been delivered on the business day after the Corporation's fax (with a copy sent by overnight courier) of such notice to the holders of Series H Preferred Stock.

         (iii) The Optional Redemption Amount shall be paid to the holder of the Series H Preferred Stock being redeemed within three (3) business days of the Effective Date of Redemption; PROVIDED, HOWEVER, that the Corporation shall not be obligated to deliver any portion of the Optional Redemption Amount until either the certificates evidencing the Series H Preferred Stock being redeemed are delivered to the office of the Corporation, or the holder notifies the
Corporation that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.B hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series H Preferred Stock redeemed are not delivered to the Corporation prior to the 3rd business day following the Effective Date of Redemption, the redemption of the Series H Preferred Stock pursuant to this
Article VIII.B shall still be deemed effective as of the Effective Date of Redemption and the Optional Redemption Price shall be paid to the holder of Series H Preferred Stock redeemed within five (5) business days of the date the certificates evidencing the Series H Preferred Stock redeemed are actually delivered to the Corporation.

         (iv) Notwithstanding the provisions of Article IV hereof, if the Conversion Price on the date a holder delivers a Conversion Notice is less than or equal to the Conversion Price Floor then in effect, the Corporation may, at its option, elect to redeem the shares of Series H Preferred Stock which are the subject of such Conversion Notice at a price per share equal to the Floor Redemption Amount (as defined below) in lieu of converting such shares to Common Stock. Each holder of Series H Preferred Stock shall have the right, by sending a written request to the Corporation, to require the Corporation to provide advance written notice to such holder stating whether the Corporation will elect to exercise its redemption rights pursuant to this paragraph (iv). The Corporation shall have five (5) business days from receipt of such request to reply in writing to such holder. In the event Corporation either fails to so reply or replies that it will not elect to exercise such redemption rights, the Corporation shall forfeit its rights to redeem shares of Series H Preferred Stock pursuant to this paragraph (iv) during the thirty (30) day period immediately following the expiration of the Corporation's reply period or receipt of such election not to redeem, as the case may be. In the event the Corporation notifies a holder of its intention to redeem shares of Series H Preferred Stock pursuant to this paragraph (v) and such holder delivers a Conversion Notice at any time during which the Corporation has redemption rights pursuant to this paragraph (iv) and the Corporation, prior to the date of such Conversion Notice, has not provided such holder with written notice that it no longer intends to exercise its redemption rights pursuant to this paragraph
(iv), the Corporation shall, no later than thirty (30) days from the date of such Conversion Notice, pay to such holder the Floor Redemption Amount for each share of series H Preferred which is covered by such Conversion Notice. The Floor Redemption Amount per share means an amount equal to:

                                (1000+P) x (RAP)

where:

         "P" means the accrued Premium on such share of Series H Preferred Stock through the date of redemption.

         "RAP" means:

                  If the Redemption occurs:                            RAP

                  On or prior to the 209th

                  day after the Closing Date                           110%

                  On or after the 210th and on or prior
                  to the 299th day after the Closing Date              112%

                  On or after the 300th and on or prior
                  to the 394th day after the Closing Date              115%

                  On or after the 395th day

                  after the Closing Date                               120%

         (v) If the Corporation fails to pay, when due and owing, any Optional Redemption Amount or Floor Redemption Amount, then the holder of Series H Preferred Stock entitled to receive such Optional Redemption Amount or Floor Redemption Amount, as the case may be, shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of paragraph A of Article IV) any or all of the shares of Series H Preferred Stock which are the subject of such redemption, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Corporation elected to redeem such shares of Series H Preferred Stock and ending on the earlier of the date the Corporation effects such redemption and the twentieth trading day following either the Conversion Date which gave rise to the right of redemption (in the case of a redemption pursuant to subparagraph (iv) of this Paragraph B) or the Effective Date of Redemption (in the case of a Redemption at Corporation's Election), as the case may be. In addition, if the Corporation fails to pay a Floor Redemption Amount, when due and owing, the Corporation shall thereafter forfeit its rights this Paragraph B to effect any redemption with respect to any or all issued and outstanding shares of Series H Preferred Stock, and in the case of a failure to pay all or any portion of an Optional Redemption Amount, shall pay the holder entitled to such Optional Redemption Amount an amount equal to:

                                            ORA
                                            ____    x  (ORF-LCBP)

                                            OCP

where:

         "ORA" means the amount of the Optional Redemption Amount which the Corporation failed to so pay;

         "OCP" means the Conversion Price in effect on the Effective Date of Redemption;

         "ORF" means (i) with respect to any redemption pursuant to the first sentence of Article VIII.B (I), the product obtained by multiplying 1.5 by the Conversion Price Ceiling and (ii) with respect to any redemption pursuant to the second sentence of Article VIII.B(ii), the product obtained by multiplying 2.0 by the Conversion Price Ceiling; and

         "LCBP" means the lowest Closing Big Price of the Corporation's Common Stock during the Twenty (20) trading day period beginning on the Effective Date of redemption.

         C. DEFINITION OF REDEMPTION AMOUNT. The "REDEMPTION AMOUNT" with respect to a share of Series H Preferred Stock means an amount equal to:

                                    1,000 + P
                                   ------------        X     M

                                         CP

where:

         "P" means the accrued Premium on such share of Series H Preferred Stock through the date of redemption;

         "CP" means the Conversion Price in effect on the date of the Redemption Notice; and

         "M" means the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption.

         D. REDEMPTION DEFAULTS. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series H Preferred Stock within five (5) business days of its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE"), then the holder of Series H Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article
IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series H Preferred Stock subject to Redemption Notices, the Corporation shall redeem shares of Series H Preferred Stock from each holder pro rata, based on the total number of shares of Series H Preferred Stock included by such holder in the Redemption Notice relative to the total number of shares of Series H Preferred Stock in all of the Redemption Notices.

                                    IX. RANK

         All shares of the Series H Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the "COMMON STOCK"); (ii) PARI PASSU with any class or series of capital stock of the Corporation now outstanding or hereafter created other than the Common Stock or classes or series of capital stock of the Corporation specifically ranking, by their terms, junior to the Series H Preferred Stock (the "PARI PASSU SECURITIES"); and (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series H Preferred Stock obtained in accordance with
         Article XIII hereof) specifically ranking, by its terms, senior to the Series H Preferred Stock (the "SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                            X. LIQUIDATION PREFERENCE

         A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series H Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series H Preferred Stock and holders of PARI PASSU Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series H Preferred Stock and the PARI PASSU Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. After payment in full of the Liquidation Preference of the shares of the Series H Preferred Stock and the PARI PASSU Securities, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation.

         B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

         C. The "LIQUIDATION PREFERENCE" with respect to a share of Series H Preferred Stock means an amount equal to the Face Amount thereof plus the Premium thereon through the date of final distribution. The Liquidation Preference with respect to any PARI PASSU Securities shall be as set forth in the Certificate of Designations filed in respect thereof.

                     XI. ADJUSTMENTS TO THE CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         A. STOCK SPLITS, STOCK DIVIDENDS, ETC. If at any time on or after a determination of the Conversion Price Ceiling or Conversion Price Floor, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price Ceiling and Conversion Price Floor shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event at anytime on or after the determination of the Conversion Price Ceiling or Conversion Price Floor, the Conversion Price Ceiling and Conversion Price Floor shall be proportionately increased. In such event, the Corporation shall notify the transfer agent for the Common Stock of such change on or before the effective date thereof.

         B. ADJUSTMENT DUE TO MAJOR  ANNOUNCEMENT.  In the event the Corporation
(i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (the date of the announcement referred to in clause (i) or (ii) of this Paragraph B is hereinafter referred to as the "ANNOUNCEMENT DATE"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Abandonment Date (as defined below), be equal to the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date. From and after the Abandonment Date, the Conversion Price shall be determined as set forth in Article III.F "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this Paragraph B has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Paragraph B to become operative.

         C. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when any Series H Preferred Stock is issued and outstanding, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Series H Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock immediately theretofore issuable (without giving effect to any limitations upon conversion imposed by Article IV.C), such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon conversion (without giving effect to any limitations upon conversion imposed by Article IV.C) had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series H Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph C unless (i) each holder of Series H Preferred Stock has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Paragraph C. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series H Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         D. ADJUSTMENT DUE TO DISTRIBUTION. If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (I.E. a spin-off)) (a "Distribution"), then the holders of Series H Preferred Stock shall be entitled, upon any conversion of shares of Series H Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to any limitations upon conversion imposed by Article IV.C) had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         E. [Intentionally Omitted]

         F. PURCHASE RIGHTS. If at any time when any Series H Preferred Stock is issued and outstanding, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the holders of Series H Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series H Preferred Stock (without giving effect to any limitations upon conversion imposed by Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         G. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series H Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series H Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series H Preferred Stock.

                               XII. VOTING RIGHTS

         The holders of the Series H Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "GENERAL CORPORATE LAW"), in this Article XII and in Article XIII below.

         Notwithstanding the above, the Corporation shall provide each holder of Series H Preferred Stock, at its request, with copies of proxy materials and other information sent to shareholders. If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the General Corporate Law the vote of the holders of the Series H Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series H Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series H Preferred Stock (except as otherwise may be required under the General Corporate
Law) shall constitute the approval of such action by the class. To the extent that under the General Corporate Law holders of the Series H Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series H Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (without giving effect to any limitations upon conversion imposed by Article IV.C) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series H Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to shareholders) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and the General Corporate Law.

                           XIII. PROTECTION PROVISIONS

         So long as any shares of Series H Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the General Corporate Law) of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Series H Preferred Stock;

                  (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series H Preferred Stock;

                  (c) create any new class or series of capital stock having a preference over the Series H Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "SENIOR SECURITIES");

                  (d) increase the authorized number of shares of Series H Preferred Stock;

                  (e) issue any shares of Series H Preferred Stock other than pursuant to the Securities Purchase Agreement; or

                  (f) redeem, or declare or pay any cash dividend or distribution on, any capital stock of the Corporation ranking junior to the Series H Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (including the Common Stock).

If holders of at least a majority of the then outstanding shares of Series H Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series H Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the holders of the Series H Preferred Stock that did not agree to such alteration or change (the "DISSENTING Holders") and the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert all of their shares of Series H Preferred Stock pursuant to the terms of this Certificate of Designations as they existed prior to such alteration or change or to continue to hold their shares of Series H Preferred Stock.

                               XIV. MISCELLANEOUS

         A. CANCELLATION OF SERIES H PREFERRED STOCK. If any shares of Series H Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series H Preferred Stock.

         B. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series H Preferred Stock.

         C. [Intentionally Omitted]

         D. ALLOCATIONS OF RESERVED AMOUNT. The Reserved Amount and each increase to the Reserved Amount shall be allocated pro rata among the holders of Series H Preferred Stock based on the number of shares of Series H Preferred Stock held by each holder at the time of the establishment of or increase in the Reserved Amount, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series H Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Series H Preferred Stock shall be allocated to the remaining holders of shares of Series H Preferred Stock, pro rata based on the number of shares of Series H Preferred Stock then held by such holders.

         E. STATEMENTS OF AVAILABLE SHARES. So long as any shares of Series H Preferred Stock are outstanding, the Corporation shall deliver to each holder a written report notifying the holders of any occurrence which prohibits the Corporation from issuing Common Stock upon any conversion. In addition, the
Corporation shall provide, within ten (10) days after delivery to the Corporation of a written request by any holder, any of the following information as of the date of such request: (i) the total number of shares of Series H Preferred Stock outstanding, (ii) the total number of shares of Common Stock issued upon all prior conversions of Series H Preferred Stock, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series H Preferred Stock, (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the Series H Preferred Stock before the Corporation would exceed the Reserved Amount.

         F. PAYMENT OF CASH; DEFAULTS. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designations (as a Conversion Default Payment, upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (E.G., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest rate permitted by applicable law until such amount is paid in full to the holder.

         G. REMEDIES CUMULATIVE. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series H Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the holders of Series H Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation this 26th day of March, 1997.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.



                                              By:   /s/  Sarah Burgess Reed
                                                 -------------------------------
                                                  Sarah Burgess Reed
                                                  Assistant Secretary

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series H Preferred Stock)

The undersigned hereby irrevocably elects to convert ____________ shares of Series H Preferred Stock (the "CONVERSION"), represented by stock certificate No(s). ___________ (the "PREFERRED STOCK CERTIFICATES") into shares of common stock ("COMMON STOCK") of Palomar Medical Technologies, Inc. (the "CORPORATION") according to the conditions of the Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

 The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series H Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

                    Date of Conversion:

                    Applicable Conversion Price:

                    Amount of Conversion Default
                    Payments to be Converted, if any:

                    Number of Shares of
                    Common Stock to be Issued:

                    By:
                       Name:
                       itle:

                   (Must be _____ exactly as _____ appears on the Preferred
                    Stock Certificate)

                    Name:

                    Address:
                    Social Security or
                    Federal Tax I.D. Number:

* The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than the business day following the later of (a) the second business day following the Conversion Date in the case of DWAC deliveries and the third business day following the Conversion Date in all other cases and (b) receipt of the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted, and shall make payments pursuant to the Certificate of Designations for the number of business days that such issuance and delivery is late.

                                                                       EXHIBIT B
                                                                              TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of March 27, 1997 by and among PALOMAR MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware, with headquarters located at 66 Cherry Hill Drive, Beverly, Massachusetts 01915 (the "COMPANY"), and the undersigned purchasers of Preferred Shares under the Securities Purchase Agreement (together with affiliates, the "INITIAL INVESTORS").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement of even date herewith by and between the Company and the Initial Investors (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors shares of its Series H Convertible Preferred Stock (the "PREFERRED STOCK") that is convertible into shares (the "CONVERSION SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Rights and Preferences with respect to such Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"); and

         B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

         1. DEFINITIONS.

         a. As used in this Agreement, the following terms shall have the following meanings:

                  (i)   "INVESTORS"   means  the  Initial   Investors   and  any
transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                  (ii) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (iii) "REGISTRABLE SECURITIES" means the Conversion Shares (including any Conversion Shares issuable with respect to Conversion Default Payments under the Certificate of Designations or in redemption of any Preferred Stock) issued or issuable with respect to the Preferred Stock and any shares of capital stock issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to any of the foregoing.

                  (iv) "REGISTRATION STATEMENT" means a registration statement of the Company under the Securities Act.

         b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2. REGISTRATION.

         a. MANDATORY REGISTRATION. The Company shall prepare, and, on or prior to the sixtieth (60th) day after the Closing Date (the "FILING DATE"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Initial Investors (as determined pursuant to Section 11(j) hereof)) covering the resale of at least 4,500,000 shares of Registrable Securities (provided that such number may be proportionally reduced if fewer than 20,000 shares are issued under the Securities Purchase Agreement), which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registrable Securities included on the Registration Statement shall be allocated to the Investors as set forth in Section 11(k) hereof. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Initial Investors and their counsel prior to its filing or other submission.

         b. UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of the Initial Investors, shall have the right to select a total of one legal counsel to represent the Investors and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

         c. PAYMENTS BY THE COMPANY. The Company shall cause the registration statement to become effective as soon as practicable after filing, but in no event later than the one hundred twentieth (120th) day following the Closing Date (the "REGISTRATION DEADLINE"). If (i) the registration statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC on or before the Registration Deadline or if, after the registration statement has been declared effective by the SEC, sales of all the Registrable Securities (including any Registrable Securities required to be registered pursuant to Section 3(b) hereof) cannot be made pursuant to the registration statement

(by reason of a stop order or the Company's failure to update the registration statement or any other reason outside the control of the Investors) or (ii) the Common Stock is not listed or included for quotation on the NASDAQ Small Cap Market ("NASDAQ"), the NASDAQ National Market (the "NNM"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") at any time after the Registration Deadline, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Investor an amount equal to the sum of (i) the aggregate Purchase Price of the Preferred Stock held by such Investor (including, without limitation, Preferred Stock that has been converted into Conversion Shares then held by such Investor) (the "AGGREGATE SHARE PRICE") multiplied by two hundredths (.02) if the Registration Statement filed pursuant to Section 2(a) is not declared effective on or prior to the Registration Deadline plus (ii) an amount equal to the Aggregate Share Price multiplied by two hundredths (.02) for each thirty (30) days thereafter that the Registration Statement has not been declared effective or that sales cannot be made pursuant to the Registration Statement after it has been declared effective or that the Common Stock is not listed or included for quotation on NASDAQ, the NYSE or AMEX; PROVIDED, HOWEVER that there shall be excluded from each such period any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Investors) required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution and PROVIDED, FURTHER, that the aggregate amount payable to any Investor under this Section 2(c) shall not exceed ten percent (10%) of such Investor's Aggregate Share Price. (For example, if the Registration Statement is not effective by the Registration Deadline, the Company would pay $20,000 for each $1,000,000 of Aggregate Share Price and the Company would pay an additional $20,000 for each $1,000,000 of Aggregate Share Price thereafter for each additional thirty (30) days the Registration Statement is not effective (up to a maximum of $100,000 for each $1,000,000 Aggregate Share Price)). Such amounts shall be paid in cash or, at each Investor's option, may be convertible into Common Stock at the "CONVERSION PRICE" (as defined in the Certificate of Designations). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Investor desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days of the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth under Article IV of the Certificate of Designations), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation.

         d. [Intentionally Omitted]

         e. ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

         3. OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall prepare promptly and file with the SEC the Registration Statement required by Section 2(a), and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, but in no event later than the Registration Deadline, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all Registrable Securities (in the reasonable opinion of counsel to the Initial Investors) may be immediately sold by the Investors to the public without registration (including, in accordance with Rule 144(k) promulgated under the Securities Act) (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  b.  The  Company  shall  prepare  and  file  with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event an Investor notifies the Company that the number of shares available under a Registration Statement filed pursuant to this Agreement was, for any three (3) consecutive trading days (the date the Investor notifies the Company of such occurrence being the "REGISTRATION TRIGGER DATE"), is insufficient to cover a number of shares equal to the applicable Registration Percentage (as defined below) multiplied by all of the Registrable Securities issued or issuable upon conversion of the Preferred Stock held by such Investor (without giving effect to any limitations on conversion contained in Article IV.C of the Certificate of Designations), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover one hundred fifty percent (150%) of the Registrable Securities issued or issuable to such Investor (without giving effect to any limitations on conversion contained in Article IV.C of the Certificate of Designations), in each case, as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. In the event the Company fails to obtain the effectiveness of any such Registration Statement within ninety (90) days after a Registration Trigger Date, each Investor shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to the Company (a "REDEMPTION NOTICE"), to require the Company to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.C of the Certificate of Designations), a portion of the Investor's Preferred Stock such that the total number of shares of Common Stock issuable to such Investor upon conversion of its Preferred Stock (without giving effect to any limitations on conversion contained in Article IV.C of the Certificate of Designations) does not exceed 135% of the Registrable Securities issued or issuable upon conversion of such Investor's Preferred Stock (without giving effect to any limitations on conversion contained in Article IV.C of the Certificate of Designations). If the

Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such Investor shall be entitled to the remedies provided in Article VIII.D of the Certificate of Designations. As used herein, "REGISTRATION PERCENTAGE" means one hundred percent (100%) for the period ending on the 150th day following the Closing Date and means one hundred and thirty-five percent (135%) thereafter.

                  c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  e. In the event the Investors who hold a majority in interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                  f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a
Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                  h. The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (and in no event less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. In the event such counsel fails to convey to the Company all of its comments (or that it has no comments) to such Registration Statement prior to the scheduled filing date of such Registration Statement (which date shall comply with the requirements set forth in this Section 3(h), the sixty (60) and the one hundred and twenty (120) day periods referred to in Section 2(a) and 2(c) shall be extended by such number of business days after such scheduled filing date that such counsel so conveys such comments (or that it has no comments).

                  i. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  j. At the request of any Investor, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to the Investors and in form, scope and substance as is customarily given in an underwritten public offering and (ii) in the case of an underwriting, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

                  k. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  m. The Company  shall use its best efforts to promptly  either
(i) cause all the Registrable Securities covered by the Registration Statement to be listed on the NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the NASDAQ Small Cap Market or the NNM and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                  o. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as EXHIBIT 1.

                  p. At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

         4. OBLIGATIONS OF THE INVESTORS.

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor and each such Investor shall provide such information no later than five (5) business days prior to such anticipated filing date.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  c. Each Investor whose Registrable Securities are included in a Registration Statement understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement and each such Investor shall deliver a prospectus in connection with any such sale.

                  d. Each Investor agrees to notify the Company promptly, but in any event within 72 hours after the date on which all Registrable Securities and Preferred Shares owned by such Investor have been sold by such Investor, if such date is prior to the expiration of the Registration Period, so that the Company may comply with its obligation to terminate the Registration Statement in accordance with Item 512 of Regulation S-K or Regulation S-B, as the case may be.

                  e. In the event Investors holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  f. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  g. No Investor may participate in any offering of Registrable Securities hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         5. EXPENSES OF REGISTRATION.

         All expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements contemplated by Section 3(j) hereof shall be borne by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of one counsel selected by the Investors pursuant to Section 2(b) hereof. The Investors shall be responsible for any underwriting discounts and commissions attributable to the Registrable Securities to be sold by them.

         6. INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees, agents and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), if any, (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable

Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the
case may be; PROVIDED, HOWEVER, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Investors if it holds Registrable Securities included in such
Registration Statement), if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7.  CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution

(together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. REPORTS UNDER THE EXCHANGE ACT.

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                  a. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                  b. furnish to each Investor so long as such Investor owns shares of Preferred Stock or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9. ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the shares of Preferred Stock or the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

         10. AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Initial Investors (to the extent the Initial Investors still own shares of Preferred Stock or Registrable Securities) and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11. MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                  Palomar Medical Technologies, Inc.
                  66 Cherry Hill Drive
                  Beverly, Massachusetts 01915
                  Telecopy:  (508) 921-5801
                  Attention:  Paul Weiner, Director of Finance

                  with a copy to each of the Company's General Counsel at the same address and to:

                  Foley, Hoag & Eliot, LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Telecopy:  (617) 832-7000
                  Attention:  David Broadwin

                  If to RGC International Investors, LDC:

                  RGC International Investors, LDC
                  c/o Rose Glen Capital Management, L.P.
                  440 E. Swedesford Road

                  Suite 2025
                  Wayne, PA  19087
                  Telecopy: (610) 971-2212
                  Attention: Andrew Daley

and if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the County of Kent in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Investors' right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  e.  This  Agreement  and  the  Securities  Purchase  Agreement
(including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. All consents and other determinations to be made by the Investors or the Initial Investors pursuant to this Agreement shall be made by the Investors or the Initial Investors holding a majority of the Registrable Securities (determined as if all shares of Preferred Stock then outstanding had been converted into or exercised for Registrable Securities) held by all Investors or Initial Investors, as the case may be.

                  k. The initial number of Registrable Securities included on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

PALOMAR MEDICAL TECHNOLOGIES, INC.


By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------

Initial Investors:

         RGC International Investors, LDC


         By:
            -------------------------------
         Name:
              -----------------------------
         Its:
             ------------------------------

                                                                       EXHIBIT 1
                                                                              TO
                                                                    REGISTRATION
                                                                          RIGHTS
                                                                       AGREEMENT

[Date]

VIA FACSILIME

Herbert Lemmer, Esq.

AMERICAN STOCK TRANSFER & TRUST COMPANY
40 Wall  Street
New York,  NY 10005
Facsimile (718) 331-1852

                           RE:      PALOMAR MEDICAL TECHNOLOGIES, INC.

Dear Mr. Lemmer:

         We are counsel to PALOMAR MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and we understand that [Name of Investor] (the "HOLDER") has purchased from the Company shares of the Company's Series H Convertible Preferred Stock (the "PREFERRED STOCK") that are convertible into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"). The Preferred Stock were purchased by the Holder pursuant to a Securities Purchase Agreement, dated as of March 27, 1997, by and among the Company and the signatories thereto (the "AGREEMENT"). Pursuant to a Registration Rights Agreement, dated as of March 27, 1997, by and among the Company and the signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on ________, 1997, the Company filed a Registration Statement on Form S-___ (File No. 333- _____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

         [Customary introductory and scope of examination language to be inserted]

         Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                   [Other customary language to be included.]

                                           Very truly yours,

cc:   [Name of Investor]

                                                                       EXHIBIT C
                                                                              TO
                                                                      SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT


                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170
                             TELEPHONE 617-832-1000
                             FACSIMILE 617-832-7000
                                http:/www.fhe.com

                                                              March 31, 1997

The Subscribers listed on
  EXHIBIT A attached hereto

Re:      Palomar Medical Technologies, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), in connection with the sale of the Company's Series H Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of March 28, 1997 (the "Purchase Agreement"), by and between the Company and each of the Subscribers listed on EXHIBIT A attached hereto (the "Subscribers"). Capitalized terms- used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

         In connection with our rendering of the opinions expressed below, we reviewed (i) the Certificate of Incorporation (the "Charter") and By-Laws (the "By-Laws") of the Company, each as amended to date; (ii) certificates issued by the Secretary of State of the State of Delaware dated March 27, 1997, with respect to the legal existence and good standing of the Company and Palomar Medical Products, Inc., Nexar Technologies, Inc., Cosmetic Technology International, Inc., Spectrum Medical Technologies, Inc., Palomar Electronics Corporation and Dynaco Corp. in Delaware, a certificate issued by the Secretary of State of the State of Arizona dated March 27, 1997, with respect to the legal existence and good standing of Tissue Technologies, Inc. in Arizona and a certificate issued by the Secretary of State of the State of California dated March 27, 1997, with respect to the legal existence and good standing of Comtel Electronics in California (such entities, other than the Company, hereinafter referred to as the "Subsidiaries"); (iii) a certificate issued by the Secretary of the Commonwealth of The Commonwealth of Massachusetts as to the qualification of the Company to conduct business as a foreign corporation; (iv) the relevant records of meetings of the directors and stockholders of the Company and consents of the directors and stockholders filed therewith; (v) the Purchase Agreement, the Certificate of Designation and the Registration Rights Agreement;
(vi) the other documents delivered at the Closing; (vii) a certificate of the Company with respect to certain factual matters; and (viii) such other documents and certificates as we have deemed necessary to enable us to render the opinions expressed below.

         In rendering the opinions expressed in paragraph 1 below with respect to the legal existence and good standing of the Company in Delaware, and with respect to qualification and good standing of the Company as a foreign corporation in The Commonwealth of Massachusetts, we have relied solely upon the certificates referred to in clauses (ii) and (iii) of the preceding paragraph, and such opinions are given as of the date of such certificates. We express no opinion as to the tax good standing of the Company.

         With respect to the opinion expressed in paragraph 7 below, we note that we did not observe or supervise the activities of the Company or its representatives in connection with the offering and sale of the Preferred Shares. In rendering such, opinion we have assumed without investigation that in connection with such offering and sale there has been no general solicitation or general advertising by the Company or its representatives.

         With respect to the opinion expressed in paragraph 8 below, the term Material Agreement, Indenture or Instrument shall mean those documents proposed by the Company to be filed as exhibits to its Annual Report on Form 10-KSB (and any other documents of which we have actual knowledge that in our opinion are required to be so filed by the Company) in satisfaction of the requirements of
Item 13 of Part III of such Form, which previously have not been filed by the Company as an SEC Document or an exhibit to an SEC Document ("Material Agreement, Indenture or Instrument"). In rendering such opinion we have relied completely upon the Company's representation that the documents listed on EXHIBIT JR attached hereto comprise all such documents.

         In rendering the opinions expressed herein, we have also examined and have relied completely upon all of the representations and warranties as to matters of fact contained in the Purchase Agreement and contained in the related instruments and other documents delivered by the Company to you in connection with the issuance and sale of the Preferred Shares, and we have assumed the completeness and accuracy of all factual matters described in such representations and warranties.

         We have not, except as specifically noted above, made any independent review or INVESTIGATION OF FACTS RELATING TO THE COMPANY, INCLUDING, without limiting the generality of the foregoing, any investigation as to the existence of any actions, suits or proceedings pending or threatened against the Company or agreements, judgments, injunctions, orders or decrees binding upon the Company or which might result in the imposition of any lien or other encumbrance on any assets of the Company.

         We have assumed the authenticity and completeness of all documents furnished to us as originals, the genuineness of all signatures (other than on behalf of the Company), the legal capacity of natural persons, the conformity to the originals of all documents furnished to us as copies, and the accuracy and completeness of all corporate records made available to us by the Company.

         When an opinion set forth below is given to our actual knowledge, the knowledge is limited to the conscious awareness of facts or other information of the individual lawyers in our firm who were actively involved in representation of the Company and without any special or additional investigation undertaken for the purposes of this opinion.

         You have not asked us to pass upon your power and authority to enter into the Purchase Agreement or the Registration Rights Agreement. Accordingly, for the purposes of this opinion, we have assumed that each of you has all requisite power and authority to enter into the Purchase Agreement and the Registration Rights Agreement and to effect all of the transactions thereunder, and that the Purchase Agreement, the Registration Rights Agreement and each other agreement or instrument we have reviewed constitutes the legal, valid and binding obligation of all parties thereto other than the Company.

         We have made such examination of Massachusetts law, Federal law and the corporation law of the State of Delaware as we deem necessary for the purposes of this opinion. We do not purport to pass herein on the laws of any state or jurisdiction other than the federal law of the United States of America, the law of The Commonwealth of Massachusetts and the Delaware General Corporation Law.

         We note that the Purchase Agreement is governed by the law of the State of Delaware. We have assumed, with your permission, that the substantive law of the State of Delaware, other than the corporation law of the State of Delaware, is identical in all respects material to our opinions to the substantive law of The Commonwealth of Massachusetts.

         THE OPINIONS herein expressed are qualified to the extent that (i) the validity or enforceability of any provisions of any agreement or instrument may be subject to or affected by any bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, usury or similar law of general application from time to time in effect and relating to or affecting the rights or remedies of creditors generally, (n) the remedy of specific performance or any other equitable remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion, and (iii) the enforcement of any rights or remedies is or may be subject to an implied duty on the part of the party seeking to enforce such rights to take action and make determinations on a reasonable BASIS AND IN GOOD FAITH. In ADDITION, WE EXPRESS NO OPINION herein as to: prospective waivers of rights to notice or a hearing or OF OTHER RIGHTS GRANTED BY CONSTITUTION or statute; powers of attorney; provisions purporting to relieve parties of the consequences of their own negligence or misconduct; provisions purporting to establish evidentiary standards; or provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, or that failure to exercise or delay in exercising rights and remedies will not operate as a waiver of any such right or remedy.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing, in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted. Each of the Subsidiaries is a corporation duly organized, validly existing, in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation and is in good standing in The Commonwealth of Massachusetts, which is the only jurisdiction in which failure to so qualify would have a Material Adverse Effect. The Company has power and authority to enter into and perform each of the Purchase Agreement and the Registration Rights Agreement and to issue the Preferred Shares and to issue the Conversion Shares upon conversion of the Preferred Shares.

2. The Purchase Agreement, the Registration Rights Agreement and the Certificate of Designation have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. You have not requested and we do not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

3. The authorized capital stock of the Company consists of (a) 100,000,000 SHARES OF COMMON STOCK AND (B) 5,000,000 shares of Preferred Stock, par value $.01 per share.

4. The Certificate of Designation has been filed with the Secretary of State of the State of Delaware, and the holders of the Preferred Shares are entitled to the rights and privileges set forth therein subject to the exceptions set forth in paragraphs 8 and 9.

5. The Preferred Shares and the Conversion Shares are duly authorized, the Preferred Shares are validly issued, fully paid and non-assessable and the Conversion Shares, when issued in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable. The Company has reserved for issuance upon conversion of the Conversion Shares 4,500,000 shares of Common Stock, as well as such additional shares of Common Stock as may be required to be issued upon conversion as a result of the antidilution provisions of the Preferred Shares.

6. To our knowledge, there are no preemptive rights to acquire the Preferred Shares or the Conversion Shares or any other securities of the Company upon issuance of the Preferred Shares or the Conversion Shares. The Common Stock was authorized for trading on the NASDAQ Small Cap Market as of the close of business on March 28, 1997. No suspension of trading in the Common Stock on the NASDAQ Small Cap Market is in effect or threatened.

7. Assuming the accuracy of the respective representations and warranties of the Company and the Subscribers set forth in the Purchase Agreement, the offer, issuance, sale and delivery of the Preferred Shares and the Conversion Shares in accordance with the terms of the Purchase Agreement and the Certificate of Designation constitute exempt transactions or exempt securities, as the case may be, under the Securities Act of 1933, as amended.

8. The execution, delivery and performance of the Purchase Agreement and Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, including, without limitation, the issuance of the Preferred Shares and the issuance of the Conversion Shares in accordance with the terms of the Certificate of Designation, do not and will not result in a violation of the Company's Certificate of Incorporation or By-Laws or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument that is filed as an exhibit to the SEC Documents or any other Material Agreement, Indenture or Instrument except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations under the Purchase Agreement or the Registration Rights Agreement or the Subscribers' rights as a holder of Preferred Shares.

9. The execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, including, without limitation, the issuance of the Preferred Shares and the issuance of the Conversion Shares in accordance with the terms of the Certificate of Designation, (i) do not and will not result in a violation of any federal, Delaware General Corporation or Massachusetts law, rule, or regulation, or, to our knowledge, any order, judgment or decree, applicable to the Company, or by which any property or asset of the Company is bound or affected, and (ii) will not require the Company to obtain any approval, consent, authorization, waiver, exemption or order of, or make any filing or registration with, any court or governmental or regulatory agency, self regulatory organization or stock market or exchange or, to our knowledge, any third party, in order for it to execute, deliver or perform any of its obligations under the Purchase Agreement or the Registration Rights Agreement or to issue and deliver the Preferred Shares or to issue and deliver the Conversion Shares in accordance with the terms thereof or for you to exercise your rights and remedies under any of the Purchase Agreement or the Registration Rights Agreement (other than any SEC, NASD, NASDAQ or state securities filings which may be required to be made by the Company subsequent to the consummation of the transactions contemplated by the Purchase Agreement, and any registration statement which may be filed pursuant to the Registration Rights Agreement). We express no opinion under this paragraph 9 with respect to any usury or similar laws or any provision of the securities or "blue sky" laws of any state or other jurisdiction other than, with respect to its securities or "blue sky" laws, The Commonwealth of Massachusetts.

 10. Except as disclosed in the Purchase Agreement or the SEC Documents, to our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

11.      To  our  knowledge,   the  Company   currently   meets  the  registrant
         eligibility requirements to register the resale of the Common Shares on form S-3 under the Securities Act.

         These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

                                   Very truly yours,

                                   FOLEY, HOAG & ELIOT LLP


                                   By:  /s/ David A. Broadwin
                                      -----------------------
                                             A Partner


cc: Nancy Lau, American Stock Transfer
           & Trust Company

                                                                       EXHIBIT A
                                                                              To
                                                                       Exhibit C

RGC International Investors, LDC

                                                                       EXHIBIT B
                                                                              To
                                                                       Exhibit C

1. Stock Purchase Agreement dated March 19, 1996, by and between Dynaco Acquisition Corp., Comtel Electronics, Inc., Mikel C. Green, Peter Rogal and Palomar Electronics Corp.

2. Agreement for Purchase of Stock dated July 12, 1996, by and between the Company, Eleanor Roberts Weisman and Wallace Roberts.

3.       Form of Stock Option Agreement under the 1996 Stock Option Plan.

4. Securities Purchase Agreement between Palomar Electronics Corporation and Clearwater Fund IV, LLC, dated December 31, 1996.

5. Securities Purchase Agreement between Palomar Electronics Corporation, the Company and The Travelers Insurance Company, dated as of December 18, 1996.

6. Security Purchase Agreement between Palomar Electronics Corporation and GFL Advantage Fund Limited dated December 31, 1996.

7. Option Agreement between the Company and GFL Advantage Fund Limited dated December 31,1996.

8.       Common Stock Purchase Warrant dated December 31, 1996.

9.       Form of Net Warrant to Purchase Common Stock

10. Subscription Agreement between the Company and Finmanagement, Inc. dated December 27, 1996.

11. Subscription Agreement dated as of April 12, 1996, between the Company and GFL Advantage Fund Limited.

12. Registration Rights Agreement dated as April 17, 1996 by and between the Company and GFL Advantage Fund Limited.

13.      Warrant dated as of April 16, 1996.

14.      Form of Warrant to Purchase Common Stock dated February 1, 1996.

15.      Form of Offshore Stock Subscription Agreement dated February 1, 1996.

16.      Form of Subscription Agreement dated as of March 10, 1997.

17.      Form of Registration Rights Agreement dated as of March 10, 1997.

18.      Form of 5% Convertible Debenture due March 10, 2002.

19. Subscription Agreement between the Company and Soginvest Bank dated as of March 13, 1997.

20.      6% Convertible Debenture due March 13, 2002.

21. Asset Purchase and Settlement Agreement by and among the Company, Nexar Technologies, Inc., Technovation Computer Labs, Inc. and Barbar I. Hamirani, dated February 28, 1997.

22.      List of  exhibits  omitted  from  the  Asset  Purchase  and  Settlement
         Agreement.

23. (The Company hereby undertakes and agrees to furnish copies of the exhibits and schedules set forth in exhibit 10(dddd) above to the Commission upon its request.)

24. Employment Agreement dated as of January 1, 1997, between the Company and Steven Georgiev.

25. Employment Agreement dated as of January 1, 1997, between the Company and Michael H. Smotrich.

26. Employment Agreement dated as of January 1, 1997, between the Company and Joseph P. Caruso.

27. Employment Agreement dated as of January 1, 1997, between the Company and Anthony Fiorillo.

28. Securities Purchase Agreement between the Company and RGC International Investors, LDC, dated March 27, 1997.

29. Registration Rights Agreement between the Company and RGC International Investors, LDC, dated March 27, 1997.

30.       Consent of Arthur Andersen LLP.

                                                                       EXHIBIT D
                                                                              TO
                                                                      SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT

March 31, 1997

VIA FACSILIME

Herbert Lemmer, Esq.
AMERICAN STOCK TRANSFER & TRUST COMPANY
40 Wall Street
New York,  NY 10005
Facsimile (718) 331-1852

         RE:      PALOMAR MEDICAL TECHNOLOGIES, INC.

Dear Mr. Lemmer:

Reference is made to that certain Securities Purchase Agreement, of even date herewith, be and among Palomar Medical Technologies, Inc., a Delaware corporation (the "Company") and the other signatories thereto (each, a "Holder") pursuant to which the Company is issuing to the Holders 20,000 shares of its Series H Preferred Stock, par value, $.01 per share (the "Preferred Shares"). The Preferred Shares are convertible into shares of the Company's common stock, par value $.01 per share (the "Conversion Shares"). This letter shall serve as our irrevocable authorization and direction to you to issue Conversion Shares to Holder from time to time upon the direction of the Company. Certificates for the Conversion Shares shall not bear any legend restricting their transfer and should not be subject to any stop-transfer restriction; PROVIDED, HOWEVER that if the Conversion Shares are not registered for resale under the Securities Act of 1933, as amended, then the certificates for the Conversion Shares shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

         Please be advised that the Holder is relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, Holder is a third party beneficiary to these instructions. Moreover, the Company cannot revoke or modify these instructions without the prior written consent of Holder.

         Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (508)921-9300.

                                     Very truly yours,

                                     PALOMAR MEDICAL TECHNOLOGIES, INC.

                                     By:     /s/ Paul S. Weiner
                                        -------------------------------
                                     Name:       Paul S. Weiner
                                     Title:      Director of Finance

Acknowledged:

AMERICAN STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title:
Date:

Enclosure

cc:      RGC International Investors, LDC

                                                                   SCHEDULE 3(C)
                                                                              TO
                                                                      SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT

       Nasdaq Issue Symbol:   PMTI                       Total  C/S  Outstanding 31,971,145  10,687    None    None
                                                                                 ----------  ------

                                 Total Number
                                 of                         Number of
                                 Authorized    Total         Shares     Number              Number of        Date
                                 Shares/       Shares       Reserved     of      Date of    Shares     Registration         Late
                                 Conversion   Outstanding     for      Shares     Board      to be        must be       Registration
Specify Type of Plan/Reason for  Shares       Exercised     Issuance  Cancelled  Approval  Registered     Effective       Penalty
-------------------------------- --------     ----------- ----------- ---------  --------- -----------  -------------   ------------

1991 Stock Option Plan           350,000        248,100      101,900     0        8/30/91          0
                                                                                 & 9/1/92

1993 Stock Option Plan           500,000        175,000      325,000     0        4/23/93          0

1995 Stock Option Plan         1,000,000         29,400      970,600     0         8/3/94          0

1996 Stock Option Plan         2,500,000              0    2,500,000     0         6/7/96          0
                                --------       --------   ----------- -----                 ---------
  Total Stock Option Plans     4,350,000        452,500    3,897,500     0                         0

1996 ESPP Plan                 1,000,000            580      999,420     0         6/7/96          0

Employee 401(k) Plan             300,000         45,885      254,115     0        8/18/95          0

Warrants                      15,781,086      6,095,549    9,685,534     0     various dates  530,687     Various     None
                                                                                  FORM S-8  2,190,000     Various     None

Debentures 4.5%
  SF9.375M=$7.432M               840,892              0      840,892     0        6/13/96     840,892     10/3/96     None
  Issued 7/3/96, Due 7/3/03                                                                                         S-3 Filed 3/4/97
  Conversion Discount                                                                                                 333-22725
      0% yr 1-3, 5% yr 4,
      10% yr 5, 15% yr 6,
      20% yr 7

Debentures 4.5% $5M              750,000         353,191     396,809     0       10/16/96          0
  Issued 10/17/96, Due
  10/17/99-10/17/01
  Conversion Discount 15%,
  Floor $6.44,
  Ceiling $9.66

Debentures 5% $6M              1,200,000               0   1,200,000     0        1/23/97   1,020,000   3/31/97     Inc. interest
  Issued 12/31/96 & 1/13/97,                                                                                          from 5% by .5%
  Due 12/31/01 &  1/13/02                                                                                             every 30 days
  Conversion Discount 15%,                                                                                           until effective
  Floor $5.25, Ceiling $15                                                                                          S-3 Filed 3/4/97
                                                                                                                         333-22725

Debentures 5% $5.5M             1,320,000              0   1,320,000     0        3/4/97    1,320,000    7/8/97    2% of face (max
  Issued 3/10/97, Due 3/10/02                                                                                           of  10%)
  Conversion Discount
  greater than 90 days=0%
  less than 89 days=10%

Debentures 6% $500K                45,455              0      45,455     0        3/__/97     45,455    9/7/97     2% of face (max
  Issued 3/13/97, Due 3/13/02                                                                                           of  10%)
  Conversion at $11


Preferred Stock 4%-8%
  Series F $6M                    600,000              0     600,000     0       7/12/96           0
  Issued 7/12/96                                                                &12/16/96
Conversion Discount 20%, Floor
$7, Ceiling $16

Preferred Stock 7%
  Series G $10M                 1,700,000        362,824   1,337,176     0       9/23/96           0
  Issued 9/27/96                                                                &12/16/96
  Conversion Discount 15%,
  Floor $6, Ceiling $8-$11.50

Nexar Technology Acquisition      250,000              0     250,000     0                    250,000  Pre Nexar
(Estimate)                                                                                             IPO Close
  Will Issue Prior to
  Nexar IPO Closing
                                                          -----------                       ----------
                                               Total      20,826,901             Form S-3   4,017,721
                                               Reserved
                                               Shares

                                                          -----------
                                               Total      31,971,145             Form S-8   2,190,000
                                               Shares
                                               Outstanding

                                                          ===========                       ==========
                                               Total      52,798,046              Total     6,207,721
                                               Shares                             to be
                                               Outstanding                        Registered
                                               &
                                               Reserved

                                                          ===========
                                               Total      100,000,000
                                               Shares
                                               Authorized

                                                          ===========
                                               Total      47,201,954
                                               Shares
                                               Available

                                                                   SCHEDULE 3(F)
                                                                              TO
                                                                      SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT

                                                                    NEWS RELEASE

                             FOR IMMEDIATE RELEASE

CONTACTS:

John J. Ingoldsby                   Jon Siegal                         Stanley Wunderlich
Director of Investor Relations      Associate                          Chairman
Palomar Medical Technologies, Inc.  Ronald Trahan Assoc., Inc.         Consulting for Strategic Growth, Ltd.
508-921-9300                        617-332-0101                       800-625-2236

         PALOMAR'S PREVIOUSLY FILED PATENT LAWSUIT AGAINST MEHL/BIOPHILE
          PRE-DATES MEHL/BIOPHILE'S LEGAL ACTION ANNOUNCED TWO DAYS AGO

BEVERLY,  Mass., March 12, 1997 -- Palomar Medical  Technologies,  Inc. (NASDAQ:
PMTI) today announced that it filed a declaratory judgment several months ago against MEHL/Biophile International Corp. (NASDAQ: MEHL) seeking a declaration that Palomar's Epilaser(TM) laser-based hair removal system does not infringe on MEHL/Biophile's laser hair removal method, and, furthermore, that MEHL/Biophile's patent is both invalid and unenforceable. Palomar's suit was filed in United States District Court in Boston, Mass.

Palomar's declaratory judgment action was filed substantially before MEHL/Biophile's announcement two days ago that its Selvac Acquisition Corp. unit had filed a lawsuit against Palomar for patent infringement and unfair competition, essentially the same claims made previously by Palomar in its suit against MEHL/Biophile. Selvac licenses the patented laser hair removal method owned by Dr. Nardo Zaias.

"We filed this declaratory judgment months ago after learning that MEHL/Biophile was misrepresenting to our customers that our product might infringe on their patent," said Steven Georgiev, chairman and chief executive officer of Palomar. "We are announcing our lawsuit today since our patent has only issued recently and, therefore, all of the information is now in the public domain, allowing for resolution of these issues."

                                     (more)

                                                                     PALOMAR / 2

MEHL/Biophile's lawsuit was announced hours after Palomar announced it had received U.S. Food and Drug Administration (FDA) to sell and market its Epilaser system. Palomar announced yesterday the issuance of a U.S. patent that discloses and protects the laser-based hair removal technology developed by Dr. R. Rox Anderson at Massachusetts General Hospital's Wellman Laboratories, the technology used in Epilaser and for which Palomar is the exclusive licensee.

Palomar Medical Technologies, Inc. is a leading supplier of proprietary laser systems for dermatological and cosmetic laser treatment, and also engages in the development and sale of specialty electronic products.

   "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to product demand and market acceptance, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations, results of litigation, technological difficulties and/or other factors outside the control of the company, which are detailed from time to time in the company's SEC reports, including the report on Form 10-Q for the quarter ended September 30, 1996.

                                      ####
                   Palomar news releases are available through
                       PR Newswire Company News on-Call by
                         fax at 800-758-5804, Extension
                                   107555, or
                        http://www.prnewswire.com/(PMTI).

              Palomar's home page address is http://www.palmed.com

                                      ####

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

John J. Ingoldsby                   Jon Siegal                         Stanley Wunderlich
Director of Investor Relations      Associate                          Chairman
Palomar Medical Technologies, Inc.  Ronald Trahan Assoc., Inc.         Consulting for Strategic Growth, Ltd.
508-921-9300                        617-332-0101                       800-625-2236

         PALOMAR REPORTS FINANCIAL RESULTS; ELECTRONIC BUSINESS SPIN-OUT
            IN PROCESS, SOLE FOCUS IS NOW ON COSMETIC LASER INDUSTRY

BEVERLY,  Mass., March 18, 1997 -- Palomar Medical  Technologies,  Inc. (NASDAQ:
PMTI) today announced that revenues for the fourth quarter ended December 31, 1996, increased 235 percent to $20,944,453, compared with the fourth quarter of 1995. Palomar also reported a loss for the quarter ended December 31, 1996 of ($18,650,578), or ($0.69) per share, of which ($11,500,000), or ($0.40) per share, is attributable to non-recurring write-offs.

For the year ended December 31, 1996, revenues increased 220 percent to $70,098,443, compared with the previous year. Palomar also reported a loss for the year ended December 31, 1996, of ($37,863,792), or ($1.49) per share, of which ($11,500,000), or ($0.44) per share, is attributable to non-recurring write-offs.

"Our fourth quarter net loss includes approximately $7.2 million of operating losses attributed to the following four factors," said Steven Georgiev, chairman and chief executive officer of Palomar, "They are: the delay in receiving FDA hair removal clearance for our EpiLaser(TM) system, which was only obtained this month; start-up costs associated with our new cosmetic laser center services division; reduced sales volume in our Nexar subsidiary due to unavoidable parts shortages; and interruption in production caused by the relocation to larger facilities of our Nexar and Comtel manufacturing plants.

                                     (more)

                                                                     PALOMAR / 2

"The majority of the non-recurring losses are a result of the assessment of our technology and assets related to our electronic businesses. We reserved $8.5 million against technology assets and other costs in the fourth quarter," continued Georgiev. "In addition, Nexar settled claims with a former executive for $1.4 million, which was charged to operations, and under which Nexar is purchasing previously-licensed core technology and eliminating future royalty payments on the use of this core technology. As part of our strategy to maximize shareholder value, we are in the process of spinning out our electronic businesses, preferably as majority-owned, publicly traded companies."

"The company also assessed its goodwill and joint ventures in related cosmetic laser businesses and took a charge of $1.6 million," continued Georgiev. "This write-down, combined with the previously mentioned, non-recurring costs in the electronics segment, brings the total one-time charges for the year to approximately ($11,500,000), or ($0.44) per share."

Georgiev added, "The public spin-out of Nexar is anticipated to close by mid-April. That offering registers 2,500,000 shares of Nexar common stock in an anticipated range of $11 to $13 per share."

Georgiev also said, "A spin-out of the remainder of our electronics group is planned for later in 1997. The investments made in our electronics businesses over the past two years are expected to yield high returns and could provide liquid assets which can be used to fund our core cosmetic laser business in the future.

"We are  prepared  to  rapidly  expand  our  cosmetic  laser  business,"  stated
Georgiev,  "since we believe that all  important  elements are now in place.  We accomplished a major strategic  alliance for the  establishment of laser centers with  Columbia/HCA,  a $20 billion company and one of the world's largest owners and  operators of medical  facilities;  we have FDA  clearance  for our complete suite of laser  systems,  including  EpiLaser for hair  removal;  we have a very strong proprietary  position in laser hair removal due to the recent issuance of the  Massachusetts  General  Hospital  patent,  for  which we are the  exclusive licensee; we have major laser production capacity in place; we have expanded and
strengthened   our   management   team;  we  are  broadening  our  research  and
development,  as  well  as  clinical,  relationships  with  the  highest-quality institutions  in the world;  and we have  established a subsidiary in the United
Kingdom to rapidly penetrate European markets.

                                     (more)

                                                                     PALOMAR / 3

Georgiev concluded, "With freed-up resources from the electronics segment, we intend to devote resources from the electronics segment to solely focus on achieving the largest possible market share in 1997 in our core business -- cosmetic laser products and services. We believe that we are strongly positioned to capitalize on these multi-billion dollar markets and achieve a dominant position within the next two years."

Palomar Medical Technologies, Inc. is a leading supplier of proprietary laser systems for dermatological and cosmetic laser treatment, such as hair removal and the treatment of wrinkles, spider veins, tattoos, age spots, warts, scars, and burns. Palomar also engages in the development and sale of specialty electronic products.

The condensed consolidated statement of operations for the company follows:

                                        PALOMAR MEDICAL TECHNOLOGIES, INC.
                                   (Amounts in thousands, except per share data)

                               Three Months Ended                       Year Ended
                                                December 31                          December 31
                                         1996                  1995             1996              1995

Revenues                              $20,944                 $6,241          $70,098           $21,907

Net loss                             ($18,651)*              ($6,589)        ($37,864)*        ($12,621)

Net loss per share                     ($0.69)*               ($0.39)          ($1.49)*          ($0.89)

Weighted-average number
 of shares used in computation

 of per-share net loss                  28,996                17,082           26,167           14,165

* INCLUDES LOSS OF ($11,500,000), OR ($0.40) AND ($0.44) PER SHARE, FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 1996 RESPECTIVELY, OF NON-RECURRING WRITE-OFFS.

A REGISTRATION STATEMENT RELATING TO THE NEXAR SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     (more)

                                                                     PALOMAR / 4

A copy of the Nexar prospectus may be obtained from John Ingoldsby, Director of Investor Relations, Palomar Medical Technologies, Inc., 66 Cherry Hill Drive, Beverly, MA 01915.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to product demand and market acceptance, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations, results of litigation, technological difficulties and/or other factors outside the control of the company, which are detailed from time to time in the company's SEC reports, including the report on Form 10-Q for the quarter ended September 30, 1996.

                                      ####


                   Palomar news releases are available through
                       PR Newswire Company News on-Call by
                         fax at 800-758-5804, Extension
                                   107555, or
                        http://www.prnewswire.com/(PMTI).

              Palomar's home page address is http://www.palmed.com